RISK MANAGEMENT UPDATE October 2018 Strictly Private and Confidential Exhibit 99.2

Crude Oil Hedges AS OF OCTOBER 9, 2018 Summary of Outstanding Derivatives (1) Basis swaps are settled using the TMX UHC 1a index, as published by NGX.